Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-65533, 333-188350, 333-202636, 333-211112, 333-213114, 333-218398, 333-221439, 333-231330 and 333-271773) and the Registration Statement on Form S-3 (No. 333-270559) of RB Global, Inc. of our report dated February 21, 2023, with respect to the consolidated financial statements of RB Global, Inc. included in this Annual Report (Form 10-K) of RB Global, Inc. for the year ended December 31, 2023.

Vancouver, Canada	/s/ Ernst & Young LLP
February 28, 2024	Chartered Professional Accountants